Exhibit 99.1

Hatteras Financial Corp. Announces Third Quarter 2011 Financial Results

WINSTON-SALEM, N.C.--(BUSINESS WIRE)--October 25, 2011--Hatteras Financial Corp. (NYSE: HTS) (“Hatteras” or the “Company”) today announced financial results for the quarter ended September 30, 2011.

Third Quarter 2011 Highlights

  Net income of $1.04 per weighted average share
  Declared a $1.00 per share dividend
  Quarter end book value of $26.32 per share
  Net return on average equity of 15.5%
  Average net interest spread of 1.64%
  Annualized total expense ratio of 0.90% of average shareholders’ equity

Third Quarter 2011 Results

During the quarter ended September 30, 2011, the Company earned net income of $79.0 million, or $1.04 per diluted common share, compared to net income of $77.5 million, or $1.04 per diluted common share during the quarter ended June 30, 2011. The Company earned $140.2 million of gross interest income and had amortized premium expense of $30.1 million for interest income of $110.1 million. Net interest income for the quarter ended September 30, 2011 was $70.2 million, compared to $77.6 million for the quarter ended June 30, 2011. The Company’s average earning assets increased to $16.2 billion for the third quarter of 2011 from $15.0 billion in the second quarter of 2011. The Company’s net interest margin decreased to 1.64% for the third quarter of 2011 from 1.97% in the second quarter of 2011 as portfolio yield dropped and the Company’s cost of funds (including hedges) increased 0.02% to 1.08%. The Company’s average repurchase agreement (repo) rate increased to 0.29% in the third quarter of 2011, from 0.24% in the second quarter of 2011, on all outstanding short-term (less than 30 days) repo positions. The Company realized gain on sale of mortgage-backed securities (MBS) of $13.3 million during the quarter compared to $4.4 million for the previous quarter. Operating expenses were $4.6 million for the third quarter of 2011 versus $4.5 million for the second quarter of 2011, and the annualized expense ratio was 0.90% of shareholders’ equity based on average equity for the quarter ended September 30, 2011 verses 0.88% for the prior quarter.

“Our flexible portfolio enabled us to effectively manage through a volatile quarter, producing strong returns for our shareholders while protecting book value”, said Michael R. Hough, the Company’s Chief Executive Officer. “We reduced exposure early in the quarter and slowly repositioned into better performing assets as market conditions stabilized and clarity emerged regarding the near term direction of interest rates. As we anticipated, prepayments increased moderately and within our estimates and we ended the quarter with a portfolio that is well positioned for the current environment.”

Dividend

The Company declared dividends of $1.00 per share of common stock with respect to the quarter ended September 30, 2011, which equaled the $1.00 per share dividend for the quarter ended June 30, 2011. Based on the closing share price of $25.16 on September 30, 2011, the third quarter dividend equates to an annualized yield of 15.9%.

Portfolio

The Company’s portfolio, consisting of Fannie Mae and Freddie Mac guaranteed mortgage securities (agency securities), increased to $17.6 billion at September 30, 2011, compared to $16.4 billion at the end of the previous quarter. The portfolio’s weighted average coupon was 3.54% for the third quarter of 2011, compared to 3.61% for the second quarter of 2011. The annualized yield on average assets declined to 2.72% for the third quarter of 2011, compared to 3.03% for the second quarter of 2011 as a result of the lower average coupon and increased premium amortization. The annualized cost of funds on average liabilities (including hedges) was essentially unchanged from the prior quarter at 1.08% in the third quarter of 2011, compared to 1.06% in the second quarter of 2011.

At September 30, 2011 the Company’s portfolio of agency securities consisted of 93.6% of adjustable-rate MBS and 6.4% of 15-year fixed-rate MBS. At September 30, 2011 the Company owned $16.5 billion of adjustable-rate MBS with a weighted average coupon of 3.56% and a weighted average cost basis of $102.39, and $1.1 billion of 15-year fixed-rate securities with a weighted average coupon of 3.13% and a weighted average cost basis of 103.56. The Company’s adjustable rate MBS portfolio at September 30, 2011 is summarized below.

			Weighted Avg.
(dollars in thousands)	Current	Weighted Avg.	Amortized		Weighted Avg.
Months to Reset	Face value	Coupon	Purchase Price	Amortized Cost	Market Price	Market Value
0-18	$1,091,863	4.76%	$101.35	$1,106,555	$106.07	$1,158,144
19-36	$907,792	4.47%	$101.41	$920,568	$106.05	$962,674
37-60	$8,299,571	3.41%	$102.45	$8,502,916	$104.42	$8,666,670
61-84	$5,167,829	3.40%	$102.65	$5,304,845	$104.28	$5,389,188
85-120	$293,712	3.62%	$103.19	$303,091	$104.55	$307,070
	$15,760,768	3.56%	$102.39	$16,137,975	$104.59	$16,483,747

During the third quarter of 2011, the expense of amortizing the premium on the Company’s securities was $30.1 million, compared to $17.8 million during the second quarter of 2011. The increase was the result of a larger portfolio of agency securities and faster prepayment speeds. The weighted-average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted-average portfolio, on an annual basis) during the third quarter of 2011 was 28.6%, compared to 18.5% during the second quarter of 2011. The Company’s weighted-average one-month constant prepayment rate (CPR) for the quarter ended September 30, 2011 was 21.7, as compared to 14.9 for the quarter ended June 30, 2011. CPR measures unscheduled repayment rate as a percentage of principle on an annualized basis.

Portfolio Financing and Leverage

At September 30, 2011, the Company financed its portfolio with approximately $15.9 billion of borrowings under repurchase agreements bearing fixed interest rates until maturity with 23 different counterparties. The Company’s repo debt-to-shareholders’ equity ratio at September 30, 2011, was 7.9 to 1, increasing from 7.4 to 1 from June 30, 2011, and averaged 7.3 to 1 during the quarter ended September 30, 2011. The Company’s repurchase agreements had a weighted-average term of approximately 24 days. The Company also uses interest rate swap agreements to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio. As of September 30, 2011, the Company had in place, with 13 different counterparties, interest rate swaps with a notional amount of $7.5 billion. The swap agreements, which are indexed to 30-day LIBOR, have a weighted average remaining term of 36 months at a weighted average fixed rate of 1.82%.

Book Value

The Company’s book value (shareholders’ equity) per share on September 30, 2011 was $26.32, down $0.40, from the per share book value of $26.72 on June 30, 2011. On a per share basis, the book value at September 30, 2011 consisted of $24.79 of common equity, $0.01 of retained earnings, $4.56 of unrealized gains on agency securities, and ($3.04) of unrealized losses on interest rate swaps.

HARP Expansion

On October 24, 2011, the Federal Housing Finance Agency (FHFA) announced that it is revamping and expanding the rules regarding the Home Affordable Refinance Program (HARP) with intent of increasing significantly the number of homeowners eligible to refinance their mortgage under this program. While final guidance is not due until November 15, 2011, the FHFA announced the relaxation of underwriting guidelines, such as loan-to-value, appraisals, and certain fees, among other things, subject to a variety of qualifications. It does not change the time period which these loans were originated, maintaining the requirement that the loans must have been guaranteed by Fannie Mae or Freddie Mac prior to June 2009. The Company does not expect this announcement to have a significant impact on its results of operations. The following table shows the Company’s loan portfolio which could be impacted by this program.

Gross			Weighted	Weighted
Weighted-Average	Outstanding	Percentage of	Average	Average
Coupon	Current Face	Total Portfolio(1)	Cost Basis	Months to Reset
4.51 - 5.00	$ 117,990,687	0.69%	$101.41	28
5.01 - 5.50	852,990,780	5.02%	101.44	24
5.51 - 6.00	744,995,096	4.38%	101.34	25
6.01 - 6.50	501,562,760	2.95%	101.11	19
6.51 - 7.00	61,282,239	0.36%	101.07	15
Total	$ 2,278,821,562	13.41%

(1) Paper issued on or before June '09 as % of Total MBS Portfolio.

Conference Call

The Company will host a conference call at 10:00 a.m. EDT on Wednesday October 26, 2011, to discuss financial results for the third quarter ended September 30, 2011. To participate in the event by telephone, please dial (877) 317-6789 five to 10 minutes prior to the start time (to allow time for registration) and ask to join the “Hatteras Financial” conference call. International callers should dial (412) 317-6789. Canada callers should dial (866) 605-3852. A digital replay of the call will be available on Wednesday, October 26, 2011 at approximately 12:00 noon ET through Thursday, November 3, 2011 at 9:00 a.m. ET. Dial (877) 344-7529 and enter the conference ID number 10005636. International callers should dial (412) 317-0088 and enter the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed at Hatteras' web site at www.hatfin.com. To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on Hatteras' web site.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed or issued by U.S. Government agencies or U.S. Government-sponsored entities, such as Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC. Hatteras is a component of the Russell 2000® and the Russell 3000® indices.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," ”will,” "expect," "intend," "anticipate," "estimate," ”should,” "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include, among others, statements about the Company’s MBS portfolio, the Company’s long-term return profile, and the impact of the HARP expansion on the Company’s portfolio. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Table 1

Hatteras Financial Corp.
Balance Sheets

(In thousands, except per share amounts)	(Unaudited)
	September 30, 2011	December 31, 2010
Assets
Mortgage-backed securities, at fair value
(including pledged assets of $16,638,918 and $9,089,095 at September 30, 2011	$17,614,374	$9,587,216
and December 31, 2010, respectively)
Cash and cash equivalents	88,338	112,626
Restricted cash	279,536	75,422
Unsettled purchased mortgage-backed securities, at fair value	143,410	49,710
Accrued interest receivable	63,873	37,973
Principal payments receivable	126,811	84,151
Debt security, held to maturity, at cost	15,000	15,000
Interest rate hedge asset	-	23,944
Other assets	26,860	20,937
Total assets	$18,358,202	$10,006,979

Liabilities and shareholders’ equity
Repurchase agreements	$15,886,231	$8,681,060
Payable for unsettled securities	143,393	49,774
Accrued interest payable	2,328	3,177
Interest rate hedge liability	233,392	71,681
Dividend payable	76,547	46,116
Accounts payable and other liabilities	1,308	9,687
Total liabilities	16,343,199	8,861,495

Shareholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, none
outstanding at September 30, 2011 and December 31, 2010	–	–
Common stock, $.001 par value, 100,000,000 shares authorized,
76,546,720 and 46,115,990 shares issued and outstanding at
June 30, 2011 and December 31, 2010, respectively	77	46
Additional paid-in capital	1,897,172	1,043,027
Retained earnings	559	(3,480)
Accumulated other comprehensive income	117,195	105,891
Total shareholders’ equity	2,015,003	1,145,484
Total liabilities and shareholders’ equity	$18,358,202	$10,006,979

Table 2

Hatteras Financial Corp.
Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Interest income:
Interest income on mortgage-backed securities	$110,125	$63,701	$310,248	$196,083
Interest income on short-term cash investments	380	323	1,051	898
Interest income	110,505	64,024	311,299	196,981

Interest expense	40,259	24,066	102,363	71,183

Net interest income	70,246	39,958	208,936	125,798

Other income:
Gain on sale of mortgage-backed securities	13,330	6,723	17,735	7,767

Operating expenses:
Management fee	3,572	2,321	10,195	6,700
Share based compensation	334	463	735	1,153
General and administrative	688	665	1,992	1,934
Total operating expenses	4,594	3,449	12,922	9,787

Net income	$78,982	$43,232	$213,749	$123,778

Earnings per share - common stock, basic	$1.04	$1.12	$3.05	$3.33

Earnings per share - common stock, diluted	$1.04	$1.11	$3.05	$3.32

Dividends per share	$1.00	$1.10	$3.00	$3.40

Weighted average shares outstanding	75,743,002	38,765,078	70,057,263	37,214,640

Table 3

	Key Statistics
	(Amounts are unaudited and subject to change)
	Three months ended (unaudited)

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Statement of Income Data
Interest income	$110,505	$113,519	$87,275	$67,952	$64,024
Interest Expense	(40,259)	(35,910)	(26,194)	(24,740)	(24,066)
Net Interest Income	70,246	77,609	61,081	43,212	39,958

Gain on sale of mortgage-backed securities	13,330	4,405	–	5,783	6,723

Operating Expenses	(4,594)	(4,471)	(3,858)	(3,356)	(3,449)

Net Income	$78,982	$77,543	$57,223	$45,639	$43,232

Earnings per share - common stock, basic	$1.04	$1.04	$0.96	$0.99	$1.12

Earnings per share - common stock, diluted	$1.04	$1.04	$0.96	$0.99	$1.11

Weighted average shares outstanding	75,743	74,807	59,442	46,100	38,765

Distributions per common share	$1.00	$1.00	$1.00	$1.00	$1.10

Key Portfolio Statistics
Average MBS	$16,192,903	$14,956,852	$10,883,248	$7,990,536	$6,881,681
Average Repurchase Agreements	$14,884,196	$13,540,291	$9,983,197	$7,326,776	$6,302,601
Average Equity	$2,035,296	$2,016,013	$1,497,223	$1,188,389	$1,001,956
Average Portfolio Yield	2.72%	3.03%	3.20%	3.39%	3.70%
Average Cost of Funds	1.08%	1.06%	1.05%	1.35%	1.53%
Interest Rate Spread	1.64%	1.97%	2.15%	2.04%	2.17%
Return on Average Equity	15.52%	15.39%	15.29%	15.39%	17.26%
Average Annual Portfolio Repayment Rate	28.55%	18.54%	22.44%	31.26%	33.91%
Debt to Equity (at period end)	7.9:1	7.4:1	6.1:1	7.6:1	5.6:1
Debt to Additional Paid in Capital at period end)	8.4:1	8.0:1	6.4:1	8.3:1	6.4:1

Note: The average data presented above are computed from the Company’s books and records, using daily weighted values. All percentages are annualized.

Table 4

Mortgage-backed Securities Portfolio as of September 30, 2011 (Amounts are unaudited and subject to change)

	MBS	Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Loss	Gain	Fair Value	% of Total
Agency MBS
Fannie Mae Certificates
ARMS	$ 11,427,141	$ (172)	$ 255,762	$ 11,682,731	66.3%
Fixed Rate	705,818	(1,044)	599	705,373	4.0%
Total Fannie Mae	12,132,959	(1,216)	256,361	12,388,104

Freddie Mac Certificates
ARMS	4,710,834	(83)	90,263	4,801,014	27.3%
Fixed Rate	425,428	(768)	596	425,256	2.4%
Total Freddie Mae	5,136,262	(851)	90,859	5,226,270

Total Agency MBS	$ 17,269,221	$ (2,067)	$ 347,220	$ 17,614,374

Table 5

Repo Borrowings September 30, 2011 (Amounts are unaudited and subject to change)

		Weighted Average
	Balance	Contractual Rate
Within 30 days	$ 15,886,231	0.29%
30 days to 3 months	-	-
3 months to 36 months	-	-
	$ 15,886,231	0.29%

Table 6

Hatteras Swap Portfolio as of September 30, 2011 (Amounts are unaudited and subject to change)

		Remaining	Weighted Average
	Notional	Term	Fixed Interest
Maturity	Amount	in Months	Rate in Contract

12 months or less	$400,000	6	2.64%
Over 12 months to 24 months	900,000	19	2.00%
Over 24 months to 36 months	1,600,000	32	1.92%
Over 36 months to 48 months	4,000,000	43	1.70%
Over 48 months to 60 months	600,000	50	1.56%

Total	$7,500,000	36	1.82%

CONTACT:
Contacts
Hatteras Financial Corp.
Kenneth A. Steele, 336-760-9331
Chief Financial Officer
or
CCG Investor Relations
Mark Collinson, 310-954-1343
Partner
www.ccgir.com